PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
SECOND QUARTER 2010 RESULTS

Wakefield, MA—August 3, 2010—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $16.7 million or $0.21 per share for the second quarter ended June 30, 2010.  The Company also announced Net Income of $6.0 million and Earnings Per Share (EPS) of $0.07 for the second quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2010	2009	Increase (Decrease)	2010	2009	Increase (Decrease)

Net Income	$5,954	$4,865	$1,089	$11,516	$12,673	$(1,157)

FFO	$16,702	$17,409	$(707)	$33,352	$34,747	$(1,395)
GOS	-	-	-	-	-	-
FFO+GOS	$16,702	$17,409	$(707)	$33,352	$34,747	$(1,395)
Per Share Data:
EPS	$0.07	$0.07	$-	$0.14	$0.18	$(0.04)
FFO	$0.21	$0.25	$(0.04)	$0.42	$0.49	$(0.07)
GOS	$-	$-	$-	$-	$-	$-
FFO+GOS	$0.21	$0.25	$(0.04)	$0.42	$0.49	$(0.07)

Weighted average
shares (diluted)	79,681	70,481	9,200	79,681	70,481	9,200

Comparing results for the second quarter of 2010 to 2009, Net Income and EPS increased $1.1 million and was flat per share; and FFO decreased $0.7 million or $0.04 per share.  The decrease in FFO was primarily attributable to a decrease in real estate FFO of $1.3 million and was partially offset by an increase in investment banking FFO of $0.6 million.   The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio during the second quarter of 2010 compared to the second quarter of 2009; and $0.2 million from decreases in distributions received from investments in our non-consolidated REITs.  The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $8.4 million in the second quarter of 2010 as compared to $0.4 million by our investment bank for the second quarter of 2009.  Revenue from our investment bank is primarily based on the value of securities sales.  There was no GOS during the second quarter of 2010 or 2009.

Comparing results for the first half of 2010 to 2009, Net Income and EPS decreased $1.2 million or $0.04 per share; and FFO decreased $1.4 million or $0.07 per share.  The decrease in FFO was primarily attributable to a decrease in real estate FFO of $2.3 million and was partially offset by an increase in investment banking FFO of $0.9 million.   The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio during the first half of 2010 compared to the first half of 2009; and $0.4 million from decreases in distributions received from investments in our non-consolidated REITs.  The increase in investment banking FFO resulted from greater sales of securities by our investment bank, which were $10.4 million during the first half of 2010 as compared to $0.6 million by our investment bank for the first half of 2009.  Revenue from our investment bank is primarily based on the value of securities sales.  There was no GOS during the first half of 2010 or 2009.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2010, FSP's profits as represented by FFO + GOS totaled approximately $16.7 million or $0.21 per share, essentially flat compared to the first quarter of 2010.  Dividend distributions declared for the second quarter of 2010, which are payable on August 20, 2010, will be approximately $15.1 million or $0.19 per share.

For 2010, FSP’s profit results may have more quarter-to-quarter variability than 2009.  The transactional nature, success and timing of our re-leasing efforts of existing vacancy and lease-roll in the portfolio will interplay with the timing of new property acquisitions and the capital closings of private placement offerings through our investment bank to affect FFO levels.

Our real estate portfolio was approximately 85% leased as of June 30, 2010 and approximately 84% leased as of December 31, 2009.  Several properties in our portfolio have significant lease roll scheduled to occur during the remainder of 2010 and, as a consequence, we expect occupancy and rental income for those properties to be lower in 2010.  However, we believe that we will be successful in re-leasing all or some portion of that vacated space in 2010 and, during the second quarter, we saw significant prospective tenant interest at most of those properties.  Successful re-leasing efforts during the remainder of 2010 would favorably position us going into 2011, as more modest scheduled lease expirations of approximately 7%, 8% and 8% of our square footage are projected in 2011, 2012 and 2013, respectively.

Property acquisition efforts in the second quarter of 2010 culminated in the purchase on June 29 of two office buildings totaling approximately 470,000 square feet, located in the Central Business District of Minneapolis, Minnesota.  The buildings were acquired for a purchase price of $40.5 million, are adjacent to one another and are approximately 90% leased to a diverse group of tenants with TCF National Bank leasing approximately 54% of the combined property.  The buildings were purchased for approximately $85 per square foot (a price we believe to be well under replacement cost), at an approximate 8.8% cap-rate of in-place net operating income.  The smaller of the two buildings is a four-story structure occupying what we believe to be one of the best potential future new office tower development locations in the city.  Because the property was acquired close to the end of the second quarter, its first significant contribution to FSP's rental income stream will not occur until the third quarter of 2010.  The Company continues to work on additional property acquisitions and we would anticipate current and future efforts to produce additional acquisitions of properties for the FSP portfolio this year.  New property acquisitions, when completed, are anticipated to provide additional accretive rental income to the FSP profit picture.

During the second quarter of 2010, our Investment Banking Group placed approximately $8.4 million of equity in two different private placement syndications.  Both of these offerings are now fully subscribed and closed.  There are currently no private placement real estate investment offerings that are open.  Our Investment Banking Group operated at about breakeven for the quarter generating net income of approximately $263,000.  While we believe that general investor confidence and interest in commercial real estate investing continues to slowly improve, capital-raising efforts over any specific period of time remain choppy and unpredictable.  In addition, the timing of property acquisition opportunities that could be attractive for our syndication business is unpredictable.  For full year 2009, our Investment Banking Group raised equity capital totaling about $40.4 million.  For the first six months of 2010, the group has raised approximately $10.4 million, compared to $550,000 for the same period in 2009.  While we are still optimistic that business for full year 2010 will show an increase over 2009, sourcing and securing the right real estate investment opportunities will likely be the controlling factor.

FSP did not have any of its properties listed for sale during the second quarter of 2010.  Generally speaking, we continue to find the property sales environment challenged relative to both liquidity and pricing.  However, we continue to witness improving pricing and liquidity in certain markets, extending a trend that began in the second half of 2009.  Nationwide, the number of completed commercial real estate transactions still remains low by historical standards.  We believe that both improving office property fundamentals as well as plentiful and attractive financing availability will likely be required to meaningfully improve the market place for property dispositions.  Since this is an important part of our total return strategy, we intend to be active in property dispositions once the real estate cycle more fully establishes a pattern of improvement.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends.  Our company will continue to use its capabilities and conservative financial structure to take advantage of real estate investment opportunities that are presenting themselves as a result of the current cyclical downturn in the economy and commercial property market.  We are looking forward to the second half of 2010 with optimism.”

Dividend Announcement

On July 16, 2010, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2010 of $0.19 per share of common stock payable on August 20, 2010 to stockholders of record on July 30, 2010.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 33 properties and for three non-consolidated REITs that we have interests in as of June 30, 2010.  The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2010	2009	2010	2009

Net income	$5,954	$4,865	$11,516	$12,673
(Gain) Loss on sale of properties	-	-	-	-
GAAP income from non-consolidated REITs	(380)	(443)	(633)	(1,235)
Distributions from non-consolidated REITs	1,324	1,523	2,731	3,138
Acquisition costs of new properties	129	248	129	248
Depreciation of real estate & intangible amortization	9,675	11,216	19,609	19,923
Funds From Operations (FFO)	16,702	17,409	33,352	34,747
Plus gains on sales of properties	-	-	-	-
FFO+GOS	$16,702	$17,409	$33,352	$34,747

Per Share Data
EPS	$0.07	$0.07	$0.14	$0.18
FFO	$0.21	$0.25	$0.42	$0.49
GOS	$-	$-	$-	$-
FFO+GOS	$0.21	$0.25	$0.42	$0.49

Weighted average shares (basic and diluted)	79,681	70,481	79,681	70,481

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for August 4, 2010 at 10:00 a.m. (ET) to discuss the second quarter 2010 results. To access the call, please dial 1-888-873-4896, passcode 39156828.  Internationally, the call may be accessed by dialing 1-617-213-8850, passcode 39156828. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2009), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Rental	$29,261	$29,254	$60,060	$59,072
Related party revenue:
Syndication fees	541	29	662	39
Transaction fees	753	514	899	542
Management fees and interest income from loans	558	317	1,091	862
Other	6	18	15	36
Total revenue	31,119	30,132	62,727	60,551

Expenses:
Real estate operating expenses	7,358	7,144	15,331	14,424
Real estate taxes and insurance	4,318	4,686	9,564	9,515
Depreciation and amortization	9,243	10,225	18,462	18,139
Selling, general and administrative	2,559	2,127	4,730	4,135
Commissions	336	40	450	170
Interest	1,736	1,599	3,388	3,176

Total expenses	25,550	25,821	51,925	49,559

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,569	4,311	10,802	10,992
Interest income	9	36	17	72
Equity in earnings of non-consolidated REITs	380	443	633	1,235

Income before taxes on income	5,958	4,790	11,452	12,299
Taxes on income	4	(75)	(64)	(374)

Net income	$5,954	$4,865	$11,516	$12,673

Weighted average number of shares outstanding, basic and diluted	79,681	70,481	79,681	70,481

Net income per share, basic and diluted	$0.07	$0.07	$0.14	$0.18

Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2010	2009
Assets:
Real estate assets, net	$935,530	$921,833
Acquired real estate leases, less accumulated amortization
of $20,154 and $34,592, respectively	56,431	44,757
Investment in non-consolidated REITs	90,782	92,910
Assets held for syndication, net	-	4,827
Cash and cash equivalents	21,487	27,404
Restricted cash	59	334
Tenant rent receivables, less allowance for doubtful accounts
of $1,100 and $620, respectively	900	1,782
Straight-line rent receivable, less allowance for doubtful accounts
of $700 and $100, respectively	14,955	10,754
Prepaid expenses	2,280	2,594
Related party mortgage loan receivable	46,270	36,535
Other assets	1,248	844
Office computers and furniture, net of accumulated depreciation of $1,306 and $1,233, respectively	372	384
Deferred leasing commissions, net of accumulated amortization of $5,845, and $4,995, respectively	16,587	10,808
Total assets	$1,186,901	$1,155,766

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$162,968	$109,008
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	18,766	23,787
Accrued compensation	1,040	1,416
Tenant security deposits	2,004	1,808
Other liabilities: derivative termination value	1,735	2,076
Acquired unfavorable real estate leases, less accumulated amortization of $2,765, and $2,492, respectively	6,536	5,397
Total liabilities	268,049	218,492

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 79,680,705 and 79,680,705 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,003,712	1,003,713
Accumulated other comprehensive loss	(1,735)	(2,076)
Accumulated distributions in excess of accumulated earnings	(83,133)	(64,371)
Total stockholders’ equity	918,852	937,274
Total liabilities and stockholders’ equity	$1,186,901	$1,155,766

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2010	2009
Cash flows from operating activities:
Net income	$11,516	$12,673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,597	18,276
Amortization of above market lease	1,147	1,780
Equity in earnings of non-consolidated REITs	(633)	(1,235)
Distributions from non-consolidated REITs	2,731	3,137
Increase in bad debt reserve	480	111
Changes in operating assets and liabilities:
Restricted cash	275	1
Tenant rent receivables, net	402	498
Straight-line rents, net	(1,759)	(444)
Prepaid expenses and other assets, net	(224)	(943)
Accounts payable and accrued expenses	(4,139)	482
Accrued compensation	(376)	(1,154)
Tenant security deposits	196	(109)
Payment of deferred leasing commissions	(7,085)	(1,557)
Net cash provided by operating activities	21,128	31,516
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(45,848)	(56,135)
Changes in deposits on real estate assets	-	1,300
Investment in non-consolidated REITs	-	(13,198)
Investment in related party mortgage loan receivable	(9,735)	(10,990)
Investment in assets held for syndication, net	4,858	13,017
Net cash used in investing activities	(50,725)	(66,006)
Cash flows from financing activities:
Distributions to stockholders	(30,279)	(26,782)
Proceeds from equity offering, net	(1)	-
Borrowings under bank note payable	53,960	56,570
Net cash provided by financing activities	23,680	29,788
Net decrease in cash and cash equivalents	(5,917)	(4,702)
Cash and cash equivalents, beginning of period	27,404	29,244
Cash and cash equivalents, end of period	$21,487	$24,542

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of June 30, 2010

	Total	% of
Year	Square Feet	Portfolio
2010	534,650	8.3%
2011	474,992	7.4%
2012	499,704	7.8%
2013	519,238	8.1%
2014	587,387	9.1%
2015	776,152	12.1%
Thereafter (2)	3,026,712	47.2%
	6,418,835	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 940,768 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2010
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$225,711	24.1%	1,489	23.2%
Virginia	5	160,781	17.2%	942	14.7%
Colorado	4	126,578	13.5%	791	12.3%
Georgia	1	74,475	8.0%	387	6.0%
Missouri	3	71,224	7.6%	477	7.5%
Maryland	2	60,857	6.5%	424	6.6%
Minnesota	2	38,320	4.1%	628	9.8%
Florida	1	47,588	5.1%	213	3.3%
Indiana	1	36,136	3.8%	205	3.2%
Illinois	1	29,446	3.1%	177	2.8%
California	2	21,262	2.3%	182	2.8%
Michigan	1	14,674	1.6%	215	3.3%
Washington	1	14,534	1.6%	117	1.8%
North Carolina	2	13,944	1.5%	172	2.7%
	33	$935,530	100.0%	6,419	100.0%

Property by type:
(dollars & square feet in 000's)	As of June 30, 2010
	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio

Office	32	$930,562	99.5%	6,320	98.5%
Industrial	1	4,968	0.5%	99	1.5%
	33	$935,530	100.0%	6,419	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Six Months Ended
(in thousands)	30-Jun-10	30-Jun-09

Tenant improvements	$2,240	$2,286
Deferred leasing costs	7,085	1,557
Building improvements	878	581
	$10,203	$4,424

Square foot & leased percentages	June 30,	December 31,
	2010	2009

Owned portfolio of commercial real estate
Number of properties	33	32
Square feet	6,418,835	5,942,414
Leased percentage	85%	84%

Investments in non-consolidated commercial real estate
Number of properties	3	3
Square feet	1,998,519	1,995,041
Leased percentage	77%	78%

Single Asset REITs (SARs) managed
Number of properties	11	11
Square feet*	2,406,370	2,406,370
Leased percentage*	76%	91%

Total owned, investments & managed properties
Number of properties	47	46
Square feet*	10,823,724	10,343,825
Leased percentage*	82%	85%

*Excludes a property under construction with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-10	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	847,559	75.2%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	89.5%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	68.2%	4.6%
			1,998,519	76.8%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Quarterly Information
(Unaudited)

(in 000's)
	Q1	Q1	Q2	Q3
Revenue:	2010	2009	2009	2009
Rental	$30,799	$29,818	$29,254	$31,702
Related party revenue:
Syndication fees	121	10	29	-
Transaction fees	146	28	514	1
Management fees and
interest income from loans	533	545	317	370
Other	9	18	18	19
Total revenue	31,608	30,419	30,132	32,092

Expenses:
Real estate operating expenses	7,973	7,280	7,144	7,752
Real estate taxes and insurance	5,246	4,829	4,686	5,364
Depreciation and amortization	9,219	7,914	10,225	8,801
Selling, general and administrative	2,171	2,008	2,127	2,243
Commissions	114	130	40	8
Interest	1,652	1,577	1,599	1,744
Total expenses	26,375	23,738	25,821	25,912

Income before interest income, equity
in earnings in non-consolidated REITs	5,233	6,681	4,311	6,180
Interest income	8	36	36	16
Equity in earnings in non-consolidated REITs	253	792	443	475

Income before taxes on income	5,494	7,509	4,790	6,671
Taxes on income	(68)	(299)	(75)	(270)

Net income	$5,562	$7,808	$4,865	$6,941

FFO and FFO+GOS calculations:

Net income	$5,562	$7,808	$4,865	$6,941
(Gain) Loss on sale of assets	-	-	-	-
GAAP income from non-consolidated REITs	(253)	(792)	(443)	(475)
Distributions from non-consolidated REITs	1,407	1,615	1,523	1,119
Acquisition costs	-	-	248	391
Depreciation & amortization	9,934	8,707	11,216	9,561
Funds From Operations (FFO)	16,650	17,338	17,409	17,537
Plus gains on sales of assets	-	-	-	-
FFO+GOS	$16,650	$17,338	$17,409	$17,537

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Percentage of Leased Space
(Unaudited & Estimated)

				(1)	(2)	(1)	(2)
				% Leased	Q1 Average	% Leased	Q2 Average
			Square Feet	as of	Square Feet	as of	Square Feet
	Property Name	Location	30-Jun-10	31-Mar-10	Leased	30-Jun-10	Leased
1	Park Seneca	Charlotte, NC	109,550	85.1%	85.2%	84.4%	84.8%
2	Hillview Center	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	Southfield Centre	Southfield, MI	214,697	55.7%	55.6%	56.4%	55.9%
4	Bollman Place	Savage, MD	98,745	100.0%	100.0%	100.0%	100.0%
5	Forest Park	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
6	Centennial	Colorado Springs, CO	110,730	78.5%	78.5%	78.5%	78.5%
7	Meadow Point	Chantilly, VA	138,538	51.5%	50.7%	80.6%	70.9%
8	Timberlake	Chesterfield, MO	232,766	99.0%	99.0%	99.0%	99.0%
9	Federal Way	Federal Way, WA	117,010	26.1%	26.1%	28.3%	26.9%
10	Northwest Point	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
11	Timberlake East	Chesterfield, MO	116,197	100.0%	100.0%	100.0%	100.0%
12	Park Ten	Houston, TX	155,715	66.0%	63.4%	49.8%	54.8%
13	Montague	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
14	Addison	Addison, TX	293,787	61.3%	61.3%	92.7%	71.8%
15	Collins Crossing	Richardson, TX	298,766	100.0%	100.0%	100.0%	100.0%
16	Greenwood Plaza	Englewood, CO	199,077	100.0%	100.0%	30.6%	53.7%
17	River Crossing	Indianapolis, IN	205,059	94.7%	94.7%	94.7%	94.7%
18	Liberty Plaza	Addison, TX	218,934	77.8%	74.4%	78.0%	77.7%
19	Innsbrook	Glen Allen, VA	303,745	34.7%	25.4%	31.3%	31.3%
20	380 Interlocken	Broomfield, CO	240,184	87.0%	87.0%	89.7%	88.8%
21	Blue Lagoon	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
22	Eldridge Green	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
23	Willow Bend	Plano, TX	116,622	49.8%	49.8%	49.8%	49.8%
24	One Overton Park	Atlanta, GA	387,267	90.3%	90.3%	91.5%	91.0%
25	390 Interlocken	Broomfield, CO	241,516	98.5%	98.5%	98.3%	98.3%
26	East Baltimore	Baltimore, MD	325,445	94.4%	94.7%	95.3%	95.3%
27	Park Ten Phase II	Houston, TX	156,746	97.8%	97.8%	97.8%	97.8%
28	Lakeside Crossing I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
29	Loudoun Tech	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
30	4807 Stonecroft	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
31	Eden Bluff	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
32	3150 Fairview Park Drive	Falls Church, VA	252,613	100.0%	100.0%	100.0%	100.0%
33	121 South 8th Street (3)	Minneapolis, MN	474,646	n/a	n/a	89.8%	89.8%
			6,418,835	85.4%	84.7%	85.3%	84.6%

(1)	Percentage leased as of month's end and includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was acquired on June 29, 2010.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of June 30, 2010
					% of
	Tenant		Sq Ft	SIC Code	Portfolio
1	TCF National Bank	(1)	254,771	60	4.0%
2	Noblis, Inc.		252,613	54	3.9%
3	CITGO Petroleum Corporation	(2)	248,399	29	3.9%
4	Tektronix Texas, LLC	(3)	241,372	73	3.8%
5	Burger King Corporation		212,619	58	3.3%
6	Citigroup Credit Services, Inc		176,848	61	2.8%
7	RGA Reinsurance Company		185,501	63	2.9%
8	C.H. Robinson Worldwide, Inc.		153,028	47	2.4%
9	Geisecke & Devrient America, Inc.		135,888	73	2.1%
10	Murphy Exploration & Production Company		133,786	13	2.1%
11	Monsanto Company		127,778	28	2.0%
12	Vail Holding Corp d/b/a Vail Resorts	(4)	121,913	79	1.9%
13	Northrop Grumman Information Technology, Inc.		111,469	73	1.7%
14	Maines Paper & Food Service, Inc.		98,745	51	1.5%
15	Federal National Mortgage Association	(5)	92,358	61	1.4%
16	Amdocs, Inc.		91,928	73	1.4%
17	County of Santa Clara		90,467	91	1.4%
18	Ober Kaler Grimes & Shriver		88,736	81	1.4%
19	International Business Machines Corp.		83,209	79	1.3%
20	Corporate Holdings, LLC		81,818	67	1.3%
	Total		2,983,246		46.5%

(1)	Property was acquired on June 29, 2010.
(2)
On January 20, 2010, the Company signed a new lease at a Houston, Texas property, for approximately 248,000 square feet of space with one of its tenants, CITGO Petroleum Corporation, effectively extending the lease expiration from February 29, 2012 to February 28, 2022.

(3)
The Tektronix lease expired on June 30, 2010.  Approximately 29,000 square feet had been subleased to ARGO Data Resource Corporation (ARGO), which went direct with FSP.  As of July 1, 2010 ARGO has an aggregate of approximately 84,000 square feet leased through August 31, 2016.

(4)
On March 22, 2010, the Company signed a lease for an additional approximate 38,000 square feet of space with one of its tenants, Vail Holdings, Inc. through March 2019.  The remaining space of approximately 84,000 square feet is leased through March 2023.

(5)	On June 7, 2010, Federal National Mortgage Association commenced a lease for approximately 92,000 square feet of space at an Addison, Texas property. The lease expires September 6, 2013.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule I
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.